Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2024 with respect to the consolidated financial statements as of December 31, 2023 and 2022 and for the three years ended December 31, 2023, 2022 and 2021 of VinFast Auto Ltd., in the Registration Statement on Form F-1 (File No. 333 - 274475) of VinFast Auto Ltd.

/s/ Ernst & Young Vietnam Limited

Ho Chi Minh city, Vietnam

March 20, 2024